Addendum to 1/1/2019 Employment Agreement
Between PCT LTD and Jody Read
August 12, 2019

The terms, conditions, all other contractual agreements and information contained in the January 1, 2019 employment contract between PCT LTD and Jody Read are to remain the same with the exception of the content of this Addendum to said contract:

AGREEMENT Section D. Compensation and Benefits. a. Compensation:

> Effective the date of acceptance by Nevada's Secretary of State, Jody Read shall receive 500,000 fully-paid and non-assessable Series B Preferred shares in PCT LTD, valued at $5,000.00.

Agreed To and Accepted By:

Executive:

____
Jody Read, Chief Executive Officer

Company:

____
Gary J. Grieco, Chairman and President
PCT LTD
4235 Commerce Street
Little River, SC 29566

Initials: ______
______